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                      AMES DEPARTMENT STORES, INC.             Exhibit 20
                         JUNE RESULTS VS. PLAN                  Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                           June, 1996      Fiscal 1996 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $25.0    $28.9    $14.2    $14.2

Cash Flow from Operations:
   Net Income (Loss)                         2.3      2.4     (1.3)    (4.6)
   Non-Cash Income Tax Exp (Ben)             1.0      1.0     (0.6)    (1.9)
   Other                                     0.6      0.7      0.1      1.0
                                        ------------------------------------
Cash Provided by (Used in) Operations        3.9      4.1     (1.8)    (5.5)

Changes in Working Capital:
   FIFO Inventory (increase) decrease       22.3     33.5    (49.3)   (38.1)
   Trade Payables increase (decrease)      (21.7)   (29.9)    17.9     (3.5)
   All Other                                 4.2      4.6    (21.9)   (19.1)
                                        ------------------------------------
Net Changes in Working Capital               4.8      8.2    (53.3)   (60.7)

Capital Expenditures                        (1.9)    (1.1)    (9.3)   (11.1)

Other:
   Short-Term Borrow.(Pymnts)- Revolver     (8.3)   (15.0)    94.2    105.7
   Capital Lease Payments                   (0.3)    (0.3)    (1.6)    (1.5)
   Long-Term Debt Payments                  (1.2)    (1.2)   (11.4)   (11.4)
   Restructuring and Other                  (0.7)    (0.5)    (9.5)    (5.8)
   Financing Fee Payments                   (0.8)       -     (1.0)    (0.8)
                                        ------------------------------------
Total Other                                (11.3)   (17.0)    70.7     86.2
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    (4.5)    (5.8)     6.3      8.9
                                        ------------------------------------

Ending Cash & Cash Equivalents             $20.5    $23.1    $20.5    $23.1
                                        ====================================

(a)As reported on Form 8-K dated June 11, 1996


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